Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com

O-I GLASS REPORTS SECOND QUARTER 2023 RESULTS

Strong Execution Drives Improved Operating Performance

Results Exceeded Management Guidance

PERRYSBURG, Ohio (August 1, 2023) – O-I Glass, Inc. (“O-I”) (NYSE: OI) today reported financial results for the second quarter ended June 30, 2023.

	Net Earnings Attributable to the Company Per Share (Diluted)		Earnings Before Income Taxes $M
	2Q23	2Q22	2Q23	2Q22
Reported	$0.69	$1.59	$154	$328

	Adjusted Earnings Earnings Per Share (Diluted)		Segment Operating Profit $M
	2Q23	2Q22	2Q23	2Q22
Non - GAAP	$0.88 (Guidance: $0.80 -$0.85)	$0.73	$326	$257

“We are pleased to report strong second quarter performance, which exceeded guidance, as O-I continued to execute well amid more challenging macro conditions. Business performance improved significantly from the prior year reflecting favorable net price realization, solid operating results and benefits from our ongoing margin expansion initiatives which more than offset the impact of softer demand. We continue to expect 2023 adjusted earnings will significantly exceed the prior year given strong execution and operating performance,” said Andres Lopez, O-I Glass CEO.

Net sales were $1.9 billion in the second quarter of 2023, up compared to $1.8 billion in the prior year period primarily due to higher average selling prices as well as favorable foreign currency translation, partially offset by lower shipment levels. Sales volume (in tons) was down 9 percent from the prior year compared to O-I’s most recent guidance of a mid-to-high single digit decline and was primarily attributed to softer consumer consumption activity and inventory destocking across the value chain.

Earnings before income taxes were $154 million in the second quarter of 2023 compared to $328 million in the prior year, down 53 percent. Results reflected higher segment operating profit which was more than offset by items management considers not representative of ongoing operations, including refinancing charges this year and a one-time gain on a sale leaseback transaction in the prior year period, as well as higher interest expense.

Segment operating profit was $326 million in the second quarter of 2023, up 27 percent compared to $257 million in the prior year period.

•	Americas: Segment operating profit in the Americas was $126 million compared to $130 million in the second quarter of 2022. Results benefited from favorable net price and O-I’s margin expansion initiatives. These benefits mitigated the impact of 9 percent lower sales volume (in tons), temporary production curtailment to balance supply with lower demand as well as elevated planned asset project activity. Results were negatively impacted $4 million due to additional lease expense associated with the sale leaseback transactions completed in 2022 and benefited $3 million from foreign currency translation.

•	Europe: Segment operating profit in Europe was $200 million compared to $127 million in the second quarter of 2022. Earnings benefited from favorable net price, solid operating performance and O-I’s margin expansion initiatives which more than offset 11 percent lower sales volume (in tons). Results include $4 million from favorable foreign currency translation.

Retained corporate and other costs were $54 million compared to $53 million in the second quarter of 2022.

Net earnings attributable to the company were $0.69 per share (diluted) in the second quarter of 2023 compared to $1.59 per share (diluted) in the prior year period. Earnings were impacted by items that management considers not representative of ongoing operations including a $0.19 charge related to refinancing activities in the current year period and a net benefit of $0.86 in the prior year related to the one-time gain on a sale leaseback transaction, partially offset by restructuring charges.

Adjusted earnings were $0.88 per share (diluted) in the second quarter of 2023, compared to $0.73 per share (diluted) in the prior year period and the company’s original guidance of $0.80 to $0.85 per share.

2023 Outlook

	ACTUAL	GUIDANCE
$ millions except per share data	YTD23	3Q23	4Q23	FY23
Sales Volume Growth (in Tons)	▼ 9%	▼ MSD/HSD	▼ LSD/MSD	▼ MSD/HSD
Adjusted Earnings Per Share	$2.17	$0.68 - $0.73	$0.25 - $0.35	$3.10 - $3.25
Free Cash Flow ($M)	n/a	n/a	n/a	~ $475 aFCF ~ $175 FCF
Capital Expenditures ($M)	n/a	n/a	n/a	~ $700 - $725

O-I has tightened its full-year financial guidance range and now expects adjusted earnings will approximate $3.10 to $3.25 per share. Adjusted free cash flow should be about $475 million and free cash flow should approximate $175 million.

Third quarter 2023 adjusted earnings should approximate $0.68 to $0.73 per share compared to $0.63 in the prior year quarter. Higher earnings are expected to reflect strong net price and continued solid operating and cost performance while shipment levels will likely be down compared to the prior year primarily reflecting softer consumer demand in several markets and categories. Results are also expected to reflect higher costs due to temporary production curtailment to align supply with demand as well as higher interest expense.

Guidance ranges primarily reflect potential variability in sales volume, mix and working capital trends over the second half of 2023. O-I’s adjusted earnings outlook assumes foreign currency rates as of July 31, 2023, earnings dilution from the company’s portfolio optimization program, and incremental interest expense due to higher prevailing interest rates and debt incurred to fund the Paddock 524(g) trust. The full-year adjusted effective tax rate should approximate 24 to 26 percent. The earnings and cash flow guidance ranges may not fully reflect uncertainty in macroeconomic conditions, currency rates, and further pandemic effects such as supply chain and labor challenges, among other factors.

Conference Call Scheduled for August 2, 2023

O-I CEO Andres Lopez and CFO John Haudrich will conduct a conference call to discuss the company’s latest results on Wednesday, August 2, 2023, at 8:00 a.m. EDT. A live webcast of the conference call, including presentation materials, will be available on the O-I website, www.o-i.com/investors, in the News and Events section. A replay of the call will be available on the website for a year following the event.

Contact: Sasha Sekpeh, 567-336-5128 – O-I Investor Relations

O-I news releases are available on the O-I website at www.o-i.com.

O-I’s third quarter 2023 earnings conference call is currently scheduled for Wednesday, November 1, 2023, at 8:00 a.m. EDT.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 69 plants in 19 countries, O-I achieved net sales of $6.9 billion in 2022. Learn more about us: o-i.com / Facebook / Twitter / Instagram / LinkedIn

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures, which are measures of its historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. Management believes that its presentation and use of certain non-GAAP financial measures, including adjusted earnings, adjusted earnings per share, free cash flow, adjusted free cash flow, adjusted effective tax rate and segment operating profit provide relevant and useful supplemental financial information that is widely used by analysts and investors, as well as by management in assessing both consolidated and business unit performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Adjusted earnings relates to net earnings attributable to the company, exclusive of items management considers not representative of ongoing operations and other adjustments because such items are not reflective of the company’s principal business activity, which is glass container production. Adjusted earnings are divided by weighted average shares outstanding (diluted) to derive adjusted earnings per share. Segment operating profit relates to earnings before interest expense, net, and before income taxes and is also exclusive of items management considers not representative of ongoing operations as well as certain retained corporate costs and other adjustments. Management uses adjusted earnings, adjusted earnings per share and segment operating profit, to evaluate its period-over-period operating performance because it believes these provide useful supplemental measures of the results of operations of its principal business activity by excluding items that are not reflective of such operations.  The above non-GAAP financial measures may be useful to investors in evaluating the underlying operating performance of the company’s business as these measures eliminate items that are not reflective of its principal business activity.

Further, free cash flow relates to cash provided by operating activities plus cash payments to fund the Paddock 524(g) trust and related expenses less cash payments for property, plant, and equipment. Adjusted free cash flow relates to cash provided by operating activities plus cash payments to fund the Paddock 524(g) trust and related expenses less cash payments for property, plant and equipment plus cash payments for property, plant and equipment related to strategic or expansion projects. Management has historically used free cash flow and adjusted free cash flow to evaluate its period-over-period cash generation performance because it believes these have provided useful supplemental measures related to its principal business activity. It should not be inferred that the entire free cash flow or adjusted free cash flow amount is available for discretionary expenditures, since the company has mandatory debt service requirements and other non-discretionary expenditures that are not deducted from these measures. Management uses non-GAAP information principally for internal reporting, forecasting, budgeting and calculating compensation payments.

The company routinely posts important information on its website – www.o-i.com/investors.

Forward-Looking Statements

This press release contains “forward-looking” statements related to O-I Glass, Inc. (“O-I Glass” or the “company”) within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements reflect the company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible that the company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) the general political, economic and competitive conditions in markets and countries where the company has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather, (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays), (3) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto, (4) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers, (5) the company’s ability to improve its glass melting technology, known as the MAGMA program, and implement it within the timeframe expected, (6) unanticipated operational disruptions, including higher capital spending, (7) the failure of the company’s joint venture partners to meet their obligations or commit additional capital to the joint venture, (8) the company’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving the company’s operating efficiency and working capital management, and achieving cost savings, (9) the company’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions, (10) the company’s ability to generate sufficient future cash flows to ensure the company’s goodwill is not impaired, (11) the company’s ability to achieve its strategic plan, (12) unanticipated expenditures with respect to data privacy, environmental, safety and health laws, (13) the ability of the company and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy, (14) changes in capital availability or cost, including interest rate fluctuations and the ability of the company to refinance debt on favorable terms, (15) foreign currency fluctuations relative to the U.S. dollar, (16) changes in tax laws or U.S. trade policies, (17) risks related to recycling and recycled content laws and regulations, (18) risks related to climate-change and air emissions, including related laws or regulations and increased environmental, social and governance scrutiny and changing expectations from stakeholders and the other risk factors discussed in the company's filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this document are based on certain assumptions and analyses made by the company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the company continually reviews trends and uncertainties affecting the company’s results or operations and financial condition, the company does not assume any obligation to update or supplement any particular forward-looking statements contained in this document.

O-I GLASS, INC.

Condensed Consolidated Results of Operations

(Dollars in millions, except per share amounts)

	Three months ended June 30		Six months ended June 30
Unaudited	2023	2022	2023	2022
Net sales	$1,890	$1,778	$3,721	$3,469
Cost of goods sold	(1,474)	(1,453)	(2,821)	(2,841)

Gross profit	416	325	900	628

Selling and administrative expense	(143)	(123)	(290)	(243)
Research, development and engineering expense	(22)	(20)	(41)	(42)
Interest expense, net	(118)	(46)	(186)	(112)
Equity earnings	30	24	60	47
Other income (expense), net	(9)	168	(19)	220

Earnings before income taxes	154	328	424	498

Provision for income taxes	(41)	(72)	(101)	(120)

Net earnings	113	256	323	378

Net earnings attributable to noncontrolling interests	(3)	(4)	(7)	(38)

Net earnings attributable to the Company	$110	$252	$316	$340

Basic earnings per share:
Net earnings attributable to the Company	$0.71	$1.62	$2.04	$2.18
Weighted average shares outstanding (thousands)	154,989	155,683	154,843	155,765

Diluted earnings per share:
Net earnings attributable to the Company	$0.69	$1.59	$1.98	$2.14
Diluted average shares (thousands)	159,328	158,951	159,212	158,874

O-I GLASS, INC.

Condensed Consolidated Balance Sheets

(Dollars in millions)

	June 30,	December 31,	June 30,
Unaudited	2023	2022	2022
Assets
Current assets:
Cash and cash equivalents	$754	$773	$661
Trade receivables, net	984	760	957
Inventories	1,037	848	775
Prepaid expenses and other current assets	260	222	224
Total current assets	3,035	2,603	2,617

Property, plant and equipment, net	3,241	2,962	2,758
Goodwill	1,901	1,813	1,792
Intangibles, net	268	262	272
Other assets	1,466	1,421	1,434

Total assets	$9,911	$9,061	$8,873

Liabilities and Share Owners' Equity
Current liabilities:
Accounts payable	$1,320	$1,355	$1,190
Short-term loans and long-term debt due within one year	242	345	65
Other liabilities	569	657	530
Total current liabilities	2,131	2,357	1,785

Long-term debt	4,778	4,371	4,427
Paddock support agreement liability			625
Other long-term liabilities	859	805	777
Share owners' equity	2,143	1,528	1,259

Total liabilities and share owners' equity	$9,911	$9,061	$8,873

O-I GLASS, INC.

Condensed Consolidated Cash Flows

(Dollars in millions)

	Three months ended June 30		Six months ended June 30
Unaudited	2023	2022	2023	2022
Cash flows from operating activities:
Net earnings	$113	$256	$323	$378
Non-cash charges
Depreciation and amortization	124	116	242	232
Pension expense	7	8	14	16
Stock-based compensation expense	10	11	29	18
Restructuring, asset impairment and related charges		11		11
Gain on sale of divested business				(55)
Gain on sale of sale leaseback		(182)		(182)
Cash payments
Pension contributions	(11)	(6)	(17)	(12)
Cash paid for restructuring activities	(4)	(4)	(10)	(8)
Change in components of working capital (a)	(5)	9	(541)	(250)
Other, net (b)	57	(26)	58	(28)
Cash provided by operating activities	291	193	98	120

Cash flows from investing activities:
Cash payments for property, plant and equipment	(173)	(103)	(268)	(199)
Contributions and advances to joint ventures	(5)	(11)	(8)	(11)
Cash proceeds on disposal of other businesses and misc. assets	3		3	96
Cash proceeds on sale leaseback		190		190
Net cash proceeds (payments) from hedging activities	7	(8)	7	(10)
Cash provided by (utilized in) investing activities	(168)	68	(266)	66

Cash flows from financing activities:
Changes in borrowings, net	221	(101)	216	(213)
Shares repurchased	(10)	(10)	(20)	(20)
Payment of finance fees	(20)		(20)	(20)
Net cash receipts (payments) for hedging activity	(40)	45	(40)	38
Distributions to non-controlling interests	(3)	(26)	(3)	(26)
Issuance of common stock and other		1	(1)	(2)
Cash provided by (utlilized in) financing activities	148	(91)	132	(243)
Effect of exchange rate fluctuations on cash	3	(28)	17	(7)
Change in cash	274	142	(19)	(64)
Cash at beginning of period	480	519	773	725
Cash at end of period	$754	$661	$754	$661

(a)	The Company uses various factoring programs to sell certain receivables to financial institutions as part of managing its cash flows. At June 30, 2023, December 31, 2022 and June 30, 2022, the amount of receivables sold by the Company was $556 million, $535 million and $453 million, respectively. For the six months ended June 30, 2023 and 2022, the Company's use of its factoring programs resulted in an increase of $21 million and a decrease of $28 million to cash provided by operating activities, respectively.

(b)	Other, net includes other non-cash charges plus other changes in non-current assets and liabilities.

O-I GLASS, INC.

Reportable Segment Information and Reconciliation to Earnings Before Income Taxes

(Dollars in millions)

	Three months ended June 30		Six months ended June 30
Unaudited	2023	2022	2023	2022
Net sales:
Americas	$996	$971	$1,996	$1,912
Europe	863	765	1,662	1,474
Reportable segment totals	1,859	1,736	3,658	3,386
Other	31	42	63	83
Net sales	$1,890	$1,778	$3,721	$3,469

Earnings before income taxes	$154	$328	$424	$498

Items excluded from segment operating profit:
Retained corporate costs and other	54	53	114	103
Items not considered representative of ongoing operations (a)	-	(170)		(225)

Interest expense, net	118	46	186	112
Segment operating profit (b):	$326	$257	$724	$488

Americas	$126	$130	$303	$258
Europe	200	127	421	230
Reportable segment totals	$326	$257	$724	$488

Ratio of earnings before income taxes to net sales	8.1%	18.4%	11.4%	14.4%

Segment operating profit margin (c):
Americas	12.7%	13.4%	15.2%	13.5%
Europe	23.2%	16.6%	25.3%	15.6%

Reportable segment margin totals	17.5%	14.8%	19.8%	14.4%

(a)	Reference reconciliation for adjusted earnings.

(b)	Segment operating profit consists of consolidated earnings before interest income, interest expense, and provision for income taxes and excludes amounts related to certain items that management considers not representative of ongoing operations as well as certain retained corporate costs and other adjustments.

The Company presents information on segment operating profit because management believes that it provides investors with a measure of operating performance separate from the level of indebtedness or other related costs of capital. The most directly comparable GAAP financial measure to segment operating profit is earnings before income taxes. The Company presents segment operating profit because management uses the measure, in combination with net sales and selected cash flow information, to evaluate performance and to allocate resources.

(c)	Segment operating profit margin is segment operating profit divided by segment net sales.

O-I GLASS, INC.

Changes in Net Sales and Segment Operating Profit for Reportable Segments

(Dollars in millions)

	Three months ended June 30
Unaudited	Americas	Europe	Total
Net sales for reportable segments- 2022	$971	$765	$1,736
Effects of changing foreign currency rates (a)	25	22	47
Price	75	166	241
Sales volume & mix	(75)	(90)	(165)
Total reconciling items	25	98	123
Net sales for reportable segments- 2023	$996	$863	$1,859

	Three months ended June 30
	Americas	Europe	Total
Segment operating profit - 2022	$130	$127	$257
Effects of changing foreign currency rates (a)	3	4	7
Net price (net of cost inflation)	75	95	170
Sales volume & mix	(22)	(22)	(44)
Operating costs	(56)	(4)	(60)
Divestitures	(4)		(4)
Total reconciling items	(4)	73	69
Segment operating profit - 2023	$126	$200	$326

	Six months ended June 30
	Americas	Europe	Total

Net sales for reportable segments- 2022	$1,912	$1,474	$3,386
Effects of changing foreign currency rates (a)	31	(5)	26
Price	177	365	542
Sales volume & mix	(116)	(172)	(288)
Divestiture	(8)		(8)
Total reconciling items	84	188	272
Net sales for reportable segments- 2023	$1,996	$1,662	$3,658

	Six months ended June 30
	Americas	Europe	Total
Segment operating profit - 2022	$258	$230	$488
Effects of changing foreign currency rates (a)	3	1	4
Net price (net of cost inflation)	149	201	350
Sales volume & mix	(36)	(44)	(80)
Operating costs	(59)	33	(26)
Divestitures	(12)		(12)
Total reconciling items	45	191	236
Segment operating profit - 2023	$303	$421	$724

(a)	Currency effect on net sales and segment operating profit determined by using 2023 foreign currency exchange rates to translate 2022 local currency results.

O-I GLASS, INC.

Reconciliation for Adjusted Earnings

(Dollars in millions, except per share amounts)

The reconciliation below describes the items that management considers not representative of ongoing operations.

	Three months ended June 30		Six months ended June 30		Three months ended September 30
Unaudited	2023	2022	2023	2022	2022
Net earnings attributable to the Company	$110	$252	$316	$340	$231
Items impacting other income (expense), net:
Charge related to Paddock support agreement liability
Restructuring, asset impairment and other charges		12		12	10
Gain on sale of divested business				(55)
Gain on sale leaseback		(182)		(182)	(153)
Brazil indirect tax credit
Pension settlement charges					5
Items impacting interest expense:
Charges for note repurchase premiums and write-off of deferred finance fees and related charges	39		39	18	8
Items impacting income tax:
Net expense (benefit) for income tax on items above	(9)	33	(9)	43
Items impacting net earnings attributable to noncontrolling interests:
Net impact of noncontrolling interests on items above				29
Total adjusting items (non-GAAP)	$30	$(137)	$30	$(135)	$(130)

Adjusted earnings (non-GAAP)	$140	$115	$346	$205	$101

Diluted average shares (thousands)	159,328	158,951	159,212	158,874	158,935

Net earnings attributable to the Company (diluted)	$0.69	$1.59	$1.98	$2.14	$1.45
Adjusted earnings per share (non-GAAP)	$0.88	$0.73	$2.17	$1.29	$0.63

The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP measure, adjusted earnings and adjusted earnings per share, for the periods ending after June 30, 2023 to its most directly comparable GAAP financial measure, earnings from continuing operations attributable to the Company, because management cannot reliably predict all of the necessary components of this GAAP financial measure without unreasonable efforts.  Net earnings from continuing operations attributable to the Company includes several significant items, such as restructuring charges, asset impairment charges, charges for the write-off of finance fees, and the income tax effect on such items.  The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly.  Accordingly, the Company is unable to provide a reconciliation of adjusted earnings and adjusted earnings per share to  net earnings from continuing operations attributable to the Company or address the probable significance of the unavailable information, which could be material to the Company's future financial results.

O-I GLASS, INC.

Reconciliation to Free Cash Flow and Adjusted Free Cash Flow

(Dollars in millions)

Unaudited	Forecast for Year Ended December 31, 2023
Cash provided by operating activities	$875
Addback: Funding of Paddock 524(g) trust and related expenses
Cash payments for property, plant and equipment	(700)
Free cash flow (non-GAAP)	$175
Addback: Cash payments for property, plant and equipment - strategic/expansion only (non-GAAP)	300
Adjusted free cash flow (non-GAAP)	$475

O-I GLASS, INC.

Reconciliation to Adjusted Effective Tax Rate

The Company is unable to present a quantitative reconciliation of its forward-looking non-GAAP measure, adjusted effective tax rate, for the year ending December 31, 2023, to its most directly comparable GAAP financial measure, provision for income taxes divided by earnings (loss) before income taxes, because management cannot reliably predict all of the necessary components of these GAAP financial measures without unreasonable efforts. Earnings (loss) before income taxes includes several significant items, such as restructuring charges, asset impairment charges, charges for the write-off of finance fees, and the provision for income taxes would include the income tax effect on such items. The decisions and events that typically lead to the recognition of these and other similar items are complex and inherently unpredictable, and the amount recognized for each item can vary significantly. Accordingly, the Company is unable to provide a reconciliation of adjusted effective tax rate to earnings (loss) from continuing operations before income taxes divided by provision for income taxes or address the probable significance of the unavailable information, which could be material to the Company's future financial results.